Exhibit 99.1

MARVELL ANNOUNCES

EXPIRATION OF HART-SCOTT-RODINO WAITING PERIOD

Santa Clara, Calif. (January 29, 2018)—Marvell Technology Group Ltd. (NASDAQ: MRVL) today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”), as amended, in connection with its previously announced proposed acquisition of Cavium, Inc., expired at 11:59 p.m. EST on January 26, 2018.

The expiration of the HSR Act waiting period satisfies one of the conditions to the closing of the proposed acquisition, which remains subject to other customary closing conditions, including receipt of shareholder approvals and other regulatory approvals.

Additional information concerning the proposed acquisition, the general meeting of Marvell shareholders and the special meeting of Cavium stockholders will be included in the definitive joint proxy statement/prospectus that will be mailed to all Marvell shareholders and Cavium stockholders.

About Marvell

Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the company’s storage, networking, and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Cavium and Marvell, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction, (ii) the failure to satisfy the conditions to the consummation of the transaction, (iii) the failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Cavium and Marvell, (iv) the effect of the announcement or pendency of the transaction on Cavium’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Cavium or Marvell and potential difficulties in Cavium employee retention as a result of the transaction, (vi) the outcome of litigation and other legal proceedings against Cavium and/or Marvell or to which Cavium and/or Marvell become subject, and (vii) the ability of Marvell to successfully integrate Cavium’s operations and product lines. The foregoing review of important factors should not be construed as exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Marvell and Cavium described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Marvell and Cavium assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Marvell nor Cavium gives any assurance that either Marvell or Cavium will achieve its expectations.

Additional Information and Where to Find It

This document relates to a proposed transaction between Marvell and Cavium. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Marvell filed a Registration Statement on Form S-4 (Registration No. 333-222235) containing a preliminary joint proxy statement/prospectus with the SEC regarding the proposed transaction on December 21, 2017, as amended on January 24, 2018. The registration statement on Form S-4 has not yet been declared effective by the SEC and is subject to revisions, some of which may be significant. A definitive joint proxy statement/prospectus will be sent to all Cavium stockholders and all Marvell shareholders. Each party also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of Cavium and investors and security holders of Marvell are urged to read the registration statement, the joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders may obtain or will be able to obtain free copies of the registration statement, the joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Marvell or Cavium through the website maintained by the SEC at www.sec.gov.

The documents filed by Marvell with the SEC also may be obtained free of charge at Marvell’s website at http://investor.marvell.com/ or upon written request to Marvell at 5488 Marvell Lane, Santa Clara, CA 95054.

The documents filed by Cavium with the SEC also may be obtained free of charge at Cavium’s website at http://investor.caviumnetworks.com or upon written request to 2315 N. First Street, San Jose, CA 95131.

For more information, investors are encouraged to visit http://MarvellCavium.transactionannouncement.com.

Participants in Solicitation

Marvell, Cavium and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cavium’s stockholders and from Marvell’s shareholders in connection with the proposed transaction. Information about Cavium’s directors and executive officers and their ownership of Cavium’s common stock is set forth in the joint proxy statement/prospectus. To the extent that holdings of Cavium’s securities have changed since the amounts printed in the joint proxy statement/prospectus, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information about Marvell’s directors and executive officers is set forth in Marvell’s proxy statement for its 2017 Annual Meeting of Shareholders on Schedule 14A filed with the SEC on May 3, 2017. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction and other documents regarding the proposed transaction. You may obtain free copies of these documents as described in the preceding paragraph.

Marvell and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

For further information, contact:

T. Peter Andrew

Vice President, Treasury and Investor Relations

(408) 222-0777

ir@marvell.com

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